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                                                                     EXHIBIT 8.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                  June 5, 2006

American Safety Insurance Holdings, Ltd.
44 Church Street
Post Office Box HM2064
Hamilton HM HX, Bermuda

Dear Ladies and Gentlemen:

      We have acted as special counsel to American Safety Insurance Holdings, Ltd., a Bermuda company (the "Company"), in connection with the proposed offer (the "Offer") by the Company of 4,013,761 Common Shares that have been registered under the Securities Act of 1933, as amended (the "Offered Shares"). You have requested our opinion regarding certain United States federal tax matters in connection with the Offer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement on Form S-1 (Registration No. 333-133557) filed with the Securities and Exchange Commission on April 26, 2006 as amended on June 5, 2006 (collectively "the Registration Statement").

      In formulating our opinion herein, we have reviewed the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In conducting this review, we have not conducted an independent examination of any of the facts set forth in the Registration Statement or other documents, and have, consequently, relied upon the Company's representations that the information presented in these documents or otherwise furnished to us accurately represents and completely describes all material facts relevant to our opinion herein, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of these facts or documents.

      Additionally, in rendering our opinion herein, we have assumed that the Offer and any other transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Registration Statement and in accordance with the operative documents relating to these transactions.

           ATLANTA - HONG KONG - LONDON - NEW YORK - NORFOLK - RALEIGH RICHMOND - TYSONS CORNER - VIRGINIA BEACH - WASHINGTON, D.C.

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TROUTMAN SANDERS LLP
  ATTORNEYS AT LAW

June 5, 2006
Page 2

      The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect. In rendering this opinion, we are expressing our view only as to the federal income tax laws of the United States and we express no opinion as to the laws of any other jurisdiction. Our opinion is not binding on the Internal Revenue Service or on the courts, and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusion expressed below.

      Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the discussion in the Registration Statement under the caption "Certain U.S. Federal Tax Considerations" to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is a fair and accurate summary of the material United States federal tax consequences of the Offer and the ownership and disposition of the Offered Shares.

      This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matter relating to the Company or to any investment therein, or under any other law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Troutman Sanders LLP under the caption "Legal Matters" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                       Very truly yours,

                                                       /s/ TROUTMAN SANDERS LLP